MEMBERS LIFE INSURANCE COMPANY

SUPPLEMENT DATED APRIL 1, 2022 TO

MEMBERS® ZONE ANNUITY

PROSPECTUS DATED MAY 1, 2021, AS SUPPLEMENTED

This supplement updates the prospectus for the single premium deferred index annuity contract and contains information that you should read and maintain for future reference.

Beginning April 1, 2022, MEMBERS® Zone Annuity Contract is no longer available for purchase.

If you have any questions, please call us at 1-800-798-5500 or write us at 2000 Heritage Way, Waverly, Iowa 50677.